Exhibit 10.5

CIFC DEERFIELD CORP.

FORM OF INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) dated as of  [•], 2011, is made by and between CIFC Deerfield Corp., a Delaware corporation (the “Company”), and [•] (“Indemnitee”).

RECITALS

WHEREAS, it is essential to the Company to attract and retain the services of highly qualified individuals as directors and officers;

WHEREAS, the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, the Company’s Certificate of Incorporation (the “Certificate”) and By-Laws (the “Bylaws”) require that the Company indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, as amended (the “DGCL”), under which the Company is organized, and the Certificate and Bylaws expressly provide that the indemnification provided therein is not exclusive and contemplates that the Company may enter into separate agreements with its directors and officers to set forth specific indemnification provisions;

WHEREAS, the Company desires and has requested Indemnitee to serve or continue to serve as a director or officer of the Company and has proferred this Agreement to Indemnitee as an additional inducement to serve in such capacity; and

WHEREAS, Indemnitee is willing to serve, or to continue to serve, as a director or officer of the Company if Indemnitee is furnished the indemnity and advancement of expenses provided for herein by the Company.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                      Definitions.

(a)                                  Expenses.  For purposes of this Agreement, the term “expenses” shall be broadly construed and shall include, without limitation, all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all reasonable attorneys’, other professional and expert fees, retainers and related disbursements, witness fees, telecommunications, postage and courier charges and any premiums, security for and other costs relating to any appeal bond) actually and reasonably incurred by Indemnitee in connection with investigating, defending, responding to or appealing a proceeding or establishing or enforcing a right to indemnification or advancement of expenses under this Agreement.

(b)                                  Judgments.  For purposes of this Agreement, “judgments” shall be broadly construed and shall include any judgment (including, without limitation, any award of damages and any mandatory or prohibitory injunction, rescission, imposition of a constructive trust, an accounting or any other equitable relief or a declaratory judgment), arbitral award, fine or penalty, or any tax for which the Company or any subsidiary would also or otherwise be liable, for which Indemnitee shall become liable or to which Indemnitee shall become subject as a result of any proceeding and any amount paid in settlement of any proceeding.

(c)                                  Person.  For purposes of this Agreement, the term “person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

(d)                                  Proceeding.  For purposes of this Agreement, the term “proceeding” shall be broadly construed and shall include any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or other proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, legislative, administrative or investigative nature (including any notice of liability for any tax), and in which Indemnitee was, is or is threatened to be, involved as a party, a witness or otherwise by reason of:  (i) the fact that Indemnitee is or was a director or officer of the Company; (ii) the fact that any action was taken or omitted, or is alleged to have been taken or omitted, by Indemnitee as a director or officer of the Company or, at a time when Indemnitee was serving as a director or officer of the Company, in any other capacity on behalf of the Company or any subsidiary; or (iii) the fact that Indemnitee is or was serving at the request of the Company as a director, officer, manager, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise (as the case may be), whether or not Indemnitee is serving in any such capacity at the time when any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses is provided under this Agreement (including in each case, without limitation but subject to Sections 6 and 10, any proceeding commenced or asserted against Indemnitee relating to any individual’s right or claim to indemnity or advancement of expenses).

(e)                                  Subsidiary.  For purposes of this Agreement, the term “subsidiary” means any corporation or limited liability company of which more than 50% of the outstanding voting securities or equity interests are owned, directly or indirectly, by the Company and one or more of its subsidiaries, and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, partner, employee or fiduciary.

(f)                                    Independent Counsel.  For purposes of this Agreement, the term “independent counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent:  (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “independent counsel” shall not include any counsel who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

2.                                      Consideration.

(a)                                  The Company acknowledges that its obligations imposed under this Agreement are in addition to and of force and effect independent of its obligations to Indemnitee under the Certificate or Bylaws, that this Agreement is intended to induce Indemnitee to serve, or continue to serve, as a director or officer of the Company, and that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.

(b)                                  In reliance upon the Company’s obligations under this Agreement, Indemnitee is commencing or continuing to serve as a director or officer of the Company.  Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law).  The Company shall have no obligation under this Agreement to continue Indemnitee in such position or any other position for any period of time and shall not be precluded by the provisions of this Agreement from removing Indemnitee from any such position at any time.

3.                                      Rights to Indemnification.

(a)                                  Indemnification Respecting Third Party Proceedings.  Subject to Section 10 below, the Company shall indemnify Indemnitee, or cause such Indemnitee to be indemnified, to the fullest extent permitted by Delaware law, if Indemnitee is, or is threatened to be, made a party to or otherwise involved in any proceeding, other than a proceeding by or in the right of the Company to procure a judgment in its favor, from and against any and all expenses actually and reasonably incurred by Indemnitee in connection with investigating, defending, responding to, settling or appealing such proceeding and any judgments resulting from such a proceeding (including, without limitation, any tax also or otherwise payable by the Company or any subsidiary for which Indemnitee becomes liable).

(b)                                  Indemnification Respecting Derivative Actions and Direct Actions by the Company.  Subject to Section 10 below, the Company shall indemnify Indemnitee, or cause such Indemnitee to be indemnified, to the fullest extent permitted by Delaware law, if Indemnitee is, or is threatened to be, made a party to or otherwise involved in any proceeding by or in the right of the Company to procure a judgment in its favor against any and all expenses actually and reasonably incurred by Indemnitee in connection with investigating, defending, responding to settling or appealing such proceeding; provided, however, that indemnification shall be provided for any claim, issue or matter as to which Indemnitee has been adjudged to be liable to the Company only to the extent that the court in which such judgment was rendered or the Court of Chancery of the State of Delaware shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

For the avoidance of doubt, it is understood and agreed that any costs or expenses incurred by Indemnitee in connection with Indemnitee or any person associated with Indemnitee soliciting proxies with respect to the election of a director of the Company or any other matter submitted for a vote of the stockholders of the Company shall not be considered costs or expenses relating to a proceeding subject to indemnification or advancement pursuant to this Agreement; it being further understood, however, that (i) expenses actually and reasonably incurred by Indemnitee in connection with investigating, defending, responding to, settling or appealing a proceeding to which Indemnitee is made a party or otherwise involved or threatened to be made a party or otherwise involved and that arises out of or relates to any such proxy solicitation shall be expenses subject to indemnification and advancement pursuant to this Agreement except as otherwise provided by section 10 and (ii) nothing in this sentence is intended to limit the Company’s expenditure of funds in connection with the solicitation of proxies on behalf of the Board of Directors of the Company or the reimbursement by the Company as permitted by law of costs or expenses in connection with any other solicitation of proxies that is determined to have been for the benefit of the Company.

4.                                      Indemnification of Expenses of Successful Defense.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, including the dismissal of any proceeding without prejudice, the Company shall indemnify Indemnitee from and against all expenses actually and reasonably incurred by Indemnitee in connection with investigating, defending, responding to or appealing such proceeding.

5.                                      Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses actually and reasonably incurred by Indemnitee in investigating, defending, responding to, settling or appealing a proceeding, but is precluded by applicable law or the specific terms of this Agreement to indemnification for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

6.                                      Right to Advancement of Expenses.  To the extent not prohibited by law, the Company shall as herein further provided reimburse Indemnitee, in advance of determining Indemnitee’s entitlement to indemnification hereunder, for any expenses actually and reasonably incurred by Indemnitee in connection with investigating, defending, responding to, settling or appealing any proceeding.  Indemnitee shall also be entitled to reimbursement of any and all expenses actually and reasonably incurred by Indemnitee in preparing and submitting to the Company information to support requests for indemnification or advancement of expenses hereunder.  Such advancement or reimbursement shall be made within twenty (20) days after the receipt by the Company of (i) a written statement or statements requesting such advances or reimbursement (which shall include copies of invoices received by Indemnitee documenting with reasonable particularity the services for which such expenses were incurred but, in the case of invoices in connection with legal services, no references to legal work performed or to expenditures made shall be required that, in the reasonable judgment of Indemnitee’s counsel, would cause Indemnitee to waive any privilege accorded by applicable law) and (ii) upon request of the Company, an undertaking confirming Indemnitee’s obligation to repay the advancement of expenses if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company against such expenses.  Advances shall be unsecured, interest free and without regard to Indemnitee’s ability to repay the expenses.  Indemnitee agrees that, without limiting the Company’s right to seek further written confirmation from Indemnitee to such effect, the execution and delivery of this Agreement by Indemnitee shall constitute an undertaking by Indemnitee to repay to the Company any advance of expenses made by the Company if and to the extent (and only to the extent) that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company against such expenses.  The right to advancement of expenses under this Section 6 shall continue until final disposition of any proceeding, including any appeal thereof.  Notwithstanding the foregoing, Indemnitee shall not be entitled to advancement of expenses incurred in a proceeding commenced by Indemnitee for which indemnity is excluded pursuant to Section 10(b) of this Agreement, provided that the Company shall make a determination with respect thereto within 20 days after receiving a request from Indemnitee for such advancement (but the Company shall not be precluded from thereafter making such determination based on additional facts or information that becomes available to it).

7.                                      Notice and Other Procedures.

(a)                                  Notification of Proceeding.  Indemnitee will notify the Company in writing promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, notice of liability or other document relating to any proceeding which may be subject to indemnification or advancement of expenses hereunder; provided, however, that the failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to provide indemnification or to advance expenses to Indemnitee under this Agreement or otherwise unless the Company shall have been materially prejudiced by not having notice of such proceeding.

(b)                                  Request for Indemnification and Indemnification Payments.  Indemnitee shall notify the Company promptly in writing upon receiving notice of the issuance of any judgment or arbitral award or any demand or other requirement to make a payment of a judgment in respect of which Indemnitee believes Indemnitee is entitled to indemnification under the terms of this Agreement; provided, however, that, except as may be provided by any applicable statute of limitations, the failure of Indemnitee so to notify the Company shall not relieve the Company of any obligation which it may have to provide indemnification to Indemnitee against such judgment under this Agreement or otherwise.

(c)                                  Indemnification Determinations.  Upon request of Indemnitee, the Company, to the extent required by the DGCL, shall promptly (and in any event in accordance with the following timing requirements), make a determination in good faith as to whether with respect to the matter as to which such indemnification is requested Indemnitee satisfied the applicable standard for conduct established under the DGCL for indemnification, such determination to be made:

(i)                                     if Indemnitee is a director or officer at the time the determination is to be made, by (A) the Board of Directors of the Company by the vote at a meeting thereof of a majority of the members of the Board who are not parties to such proceeding, even if less than a quorum (or by the unanimous written consent of all the Board members, provided there are members who are not parties to such proceeding) or (B) by a committee of the Board of Directors composed of directors who are not parties to such proceeding and authorized and designated to make such decision by the vote at a meeting of the Board of Directors of a majority of the members of the Board who are not parties to such proceeding, even if less than a quorum (or authorized and designated by the unanimous written consent of all the committee members), or (C) if there are no directors who are not parties to such proceeding, or if so directed by the Board by action of the directors satisfying the requirements of clause (A) of this subparagraph or if so directed by a committee of the Board composed and designated in compliance with the requirements of clause (B) of this subparagraph, by independent legal counsel in a written opinion; or

(ii)                                  if Indemnitee is not a director or officer at the time the determination is to be made, (A) by the Board of Directors or a committee thereof by action thereof satisfying the requirements of clause (A) or (B) of subparagraph (i) of this Section or (B) by an officer of the Company duly authorized by action of the Board of Directors or a committee thereof by action thereof satisfying the requirements of clause (A) or (B) of subparagraph (i) of this Section or (C) if directed by the Board of Directors or a duly authorized committee or officer, by independent legal counsel in a written opinion.

The Company shall use its best efforts to cause a meeting of the Board or a Board committee to be held for purposes of making the determination of Indemnitee’s satisfaction of the applicable standard of conduct, or the appointment of independent legal counsel to make such determination, to be held within 15 days of receipt of Indemnitee’s request for indemnification and to have any such determination, including a determination to be made by independent legal counsel, completed within 60 days of such receipt.  Alternatively, the Company may seek to have such determination made by action of the shareholders of the Company at a duly held meeting, provided that the Company has reasonably determined that such determination can be made within 60 days of such receipt.  The Company shall give Indemnitee prompt written notice of the scheduling of any such Board, Board committee or shareholder meeting and the making of any such determination.

(d)                                  Standards to be Applied.  Any such determination shall be reasonably made by the decision-making party based upon the facts known to the decision-making party at the time such determination is made.  The termination of a proceeding by judgment, order, settlement conviction, or upon a plea of nolo contendere or its equivalent shall not, by itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest  of the corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.  With respect to actions concerning an employee benefit plan of the Company or any subsidiary, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of the employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the corporation.  If the determination shall be to the effect that Indemnitee satisfied the applicable standard of conduct, the amount of indemnity to which Indemnitee shall be entitled shall be paid to Indemnitee promptly.  If the determination is to the effect that the Indemnitee did not meet the applicable standard of conduct in respect of the matter for which indemnification is sought hereunder, the Company shall give Indemnitee a reasonably detailed statement of the reasons for such determination.  Such determination shall be without prejudice to Indemnitee’s right to have a court determination thereof made in accordance with Section 7(d) hereof.  Claims for advancement of expenses shall be made under the provisions of Section 6 hereof rather than Section 7(c) and this Section 7(d).

(e)                                  Assumption of Defense.  In the event the Company shall be requested by Indemnitee to pay the expenses of any proceeding and the Company shall acknowledge in writing to Indemnitee its obligation under Section 6 to pay such expenses, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, or to participate to the extent permissible in such proceeding, with counsel reasonably acceptable to Indemnitee.  Upon assumption of the defense by the Company and the retention of such counsel by the Company, the Company shall not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that Indemnitee shall have the right to employ separate counsel in such proceeding at Indemnitee’s sole cost and expense.  Notwithstanding the foregoing, if Indemnitee’s counsel delivers a written notice to the Company stating that such counsel has reasonably concluded that there is an actual or potential conflict of interest between the Company and Indemnitee in the conduct of any such defense or the Company shall not, in fact, have employed counsel or otherwise actively pursued the defense of such proceeding within a reasonable time, then in any such event the fees and expenses of Indemnitee’s counsel to review whether there is such a conflict of interest and provide notice of a conflict of interest and to defend such proceeding shall be subject to the indemnification and advancement of expense provisions of this Agreement.

8.                                      Enforcement of Rights Hereunder.

(a)                                  Enforcement.  In the event the Company (i) fails to make a timely indemnification payment or a timely determination of Indemnitee’s entitlement to indemnification in accordance with Section 7(c) and (d) above and Section 10 or (ii) determines in accordance with Section 7(c) and (d) above that Indemnitee is not entitled to indemnification or (iii) fails to advance in a timely manner expenses in accordance with Section 6 above, then Indemnitee shall have the right to apply to any court of competent jurisdiction for the purpose of determining Indemnitee’s entitlement to indemnification or enforcing Indemnitee’s right to indemnification or advancement of expenses pursuant to this Agreement, as applicable.  In such a hearing or proceeding the burden of proof shall be on the Company to prove that indemnification or advancement of expenses to Indemnitee is not required under this Agreement or permitted by applicable law.  Any determination by the Company (including its Board of Directors, stockholders or independent counsel) that Indemnitee is not entitled to indemnification hereunder shall not be a defense by the Company to an action to determine Indemnitee’s entitlement to indemnification nor create any presumption that Indemnitee is not entitled to indemnification or advancement of expenses hereunder and Indemnitee shall be entitled to a de novo determination of its entitlement thereto.

(b)                                  Indemnification of Enforcement and Certain Other Expenses.  The Company shall indemnify Indemnitee against all expenses actually and reasonably incurred by Indemnitee in connection with any hearing or proceeding to determine, or enforce, Indemnitee’s right to indemnification or advancement of expenses hereunder (including any proceeding commenced by Indemnitee), except in a situation where (i) the Company has determined that Section 10 is applicable or has determined in accordance herewith that Indemnitee is not entitled to indemnification hereunder by reason of not satisfying the applicable standard of conduct and (ii) the Company prevails on the merits in all material respects in such hearing or proceeding with respect to such determination; it being understood that Indemnitee shall not be entitled hereunder to advancement by the Company of expenses incurred by Indemnitee in connection with a proceeding commenced by Indemnitee to enforce his or her right to advancement of expenses or indemnification hereunder (but shall be entitled hereunder to indemnification against such expenses as were actually and reasonably incurred by Indemnitee in connection with such a proceeding upon conclusion thereof unless it has been determined in such proceeding that Indemnitee was not entitled to the advancement of expenses or indemnification sought by Indemnitee to be enforced).

(c)                                  No Offset.  Indemnitee’s rights hereunder to receive payment of amounts as indemnification or advancement of expenses shall not be subject to offset, set-off or reduction on account of, and shall be separate from, any obligation or liability that Indemnitee may have to the Company or any subsidiary and shall be paid without regard thereto.

9.                                      Insurance.  To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors or officers of the Company or of any subsidiary, including any tail coverage (“D&O Insurance”), the Company shall use its best efforts to cause Indemnitee, at the Company’s expense, to be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any then-current director or officer of the Company or any subsidiary under such policy or policies; provided, however, the Company shall not be obligated to make annual premium payments for any such insurance to the extent that such premiums exceed 200% of the premiums being paid by or for the benefit of the Company as of the date hereof for such insurance and, if such premiums for such insurance would at any time exceed 200% of such current premium, then the Company shall cause to be maintained policies of insurance which, in the good faith determination of the Board, provide the maximum coverage available at an annual premium equal to 200% of such current premium.  If, at the time of its receipt of a notice of a proceeding pursuant to the terms hereof, the Company has D&O Insurance in effect and the proceeding relates to one or more claims that could be covered by such D&O Insurance, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies and shall not discriminate against Indemnitee in regard to the Indemnitiee’s access to coverage under such policy or policies in comparison to any other then-current director or officer.  Indemnitee agrees to cooperate with the Company by providing any reasonable release requested by the insurance carrier and corresponding release of the Company for payments made to Indemnitee in satisfaction of the Company’s indemnification and other obligations hereunder.

10.                               Exceptions.

(a)                                  Certain Matters.  Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee on account of (i) any proceeding with respect to remuneration paid to Indemnitee as a director, officer, employee or in any other capacity if it is determined by final judgment or other final adjudication that such remuneration was provided in violation of law (it being understood, however, that Indemnitee’s right to indemnification and advancement of expenses with regard to remuneration matters are further limited as provided by Section 10(b) hereof) or (ii) a final judgment rendered against Indemnitee for an accounting, disgorgement or repayment of profits made from the purchase or sale by Indemnitee of securities of the Company, or in connection with a settlement by or on behalf of Indemnitee to the extent it is acknowledged by Indemnitee and the Company that such amount paid in settlement resulted from Indemnitee’s conduct from which Indemnitee received monetary personal profit, in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or (iii) any proceeding for which the Board (or any committee thereof) has determined prior to the date of this Agreement that the Indemnitee is not entitled to indemnification.  For purposes of the foregoing sentence, a final judgment or other adjudication may be reached in either the underlying proceeding or action in connection with which indemnification is sought or a separate proceeding or action to establish rights and liabilities under this Agreement.  The exclusion provided by clause (i) of the first sentence of this Section 10(a) shall not limit the exclusion provided by Section 10(b) hereof.

(b)                                  Claims Initiated by Indemnitee.  Any provision herein to the contrary notwithstanding, the Company shall not be obligated to indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought by Indemnitee against the Company or its current or former directors, officers, employees or other agents and not by way of defense, except (i) with respect to proceedings brought to establish or enforce a right to indemnification or advancement of expenses under this Agreement or under any other agreement, provision in the Certificate or Bylaws or applicable law or (ii) with respect to any other proceeding initiated by Indemnitee that is either approved by the Board of Directors or with respect to which Indemnitee’s participation is required by applicable law.  However, indemnification or advancement of expenses may be provided by the Company in specific cases as to which indemnification or advancement of expenses is excluded by the foregoing provisions of this Section 10(b) if the Board of Directors determines it to be appropriate.

(c)                                  Unauthorized Settlements.  Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee under this Agreement for any amounts paid in settlement of a proceeding effected without the Company’s written consent.  Neither the Company nor Indemnitee shall unreasonably withhold consent to any proposed settlement; provided, however, that the Company may in any event decline to consent to (or to otherwise admit or agree to any liability for indemnification hereunder in respect of) any proposed settlement if the Company is also a party in such proceeding and determines in good faith that such settlement is not in the best interests of the Company and its stockholders.

(d)                                  Securities Law Liabilities.  Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee or otherwise act in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Act”), or in any registration statement filed with the SEC under the Act.  Indemnitee acknowledges that paragraph (h) of Item 512 of Regulation S-K currently generally requires the Company to undertake in connection with any registration statement filed under the Act to submit the issue of the enforceability of Indemnitee’s rights under this Agreement in connection with any liability under the Act to a court of appropriate jurisdiction with respect to the consistency of the indemnification provided hereunder with public policy and to be governed by any final adjudication of such issue.  Indemnitee specifically agrees that any such undertaking shall supersede any contrary provisions of this Agreement and that Indemnitee’s rights hereunder shall be subject to any such undertaking.  In addition, Indemnitee acknowledges that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication.  Accordingly, Indemnitee further acknowledges that the Company may submit claims for indemnification against liabilities imposed under such laws made by Indemnitee hereunder to such adjudication in connection with handling such claims in accordance with Section 7 hereof.

11.                               Nonexclusivity and Survival of Rights.  The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may at any time be entitled under any provision of applicable law, the Certificate, Bylaws, any insurance policy or other agreements, both as to action in Indemnitee’s capacity as a director or officer or any other capacity.  However, where they are applicable, the procedures and standards provided by this Agreement shall apply with respect to Indemnitee’s right to indemnification and advancement of expenses.  Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as a director or officer of the Company and shall inure to the benefit of the heirs, executors, administrators and assigns of Indemnitee.  The obligations and duties of the Company to Indemnitee under this Agreement shall be binding on the Company and its successors and assigns until terminated in accordance with its terms.  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her status as such prior to such amendment, alteration or repeal.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, by Indemnitee shall not prevent the concurrent assertion or employment of any other right or remedy by Indemnitee.

12.                               Subrogation.  In the event a payment is made to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who, at the request and expense of the Company, shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

13.                               Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.  To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification or advancement of expenses than would be afforded currently under the Certificate, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  To the extent that there is a conflict or inconsistency between the terms of this Agreement and the Certificate, it is the intent of the parties hereto that the Indemnitee shall enjoy the greater benefits regardless of whether contained herein, or in the Certificate.  No amendment or alteration of the Certificate or Bylaws or any other agreement shall adversely affect the rights provided to the Indemnitee under this Agreement.  No limitation of the Indemnitee’s rights pursuant to this Agreement shall in any way limit, or imply any limitation of, the Indemnitee’s rights under any other agreement.

14.                               Severability.  If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 13 hereof.

15.                               Amendment and Waiver.  No supplement, modification, amendment, termination, or cancellation of this Agreement shall be binding unless executed in writing by the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16.                               Notice.  Except as otherwise provided herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon the parties hereto shall be in writing and, if by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if by nationally recognized overnight courier or personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mail, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified at the addresses set forth on the signature page of this Agreement (or such other address(es) as a party may designate for itself by like notice).  If to the Company, notices and demands shall be delivered to the attention of the Secretary of the Company.

17.                               Governing Law.  This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, without giving effect to the principles, policies or provisions thereof governing conflict or choice of laws.

18.                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement.  Only one such counterpart need be produced to evidence the existence of this Agreement.

19.                               Headings.  The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

20.                               Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter of this Agreement; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate, the Bylaws, the DGCL and any other applicable law, and shall not be deemed a substitute therefor, and does not diminish or abrogate any rights of Indemnitee thereunder.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first above written.

CIFC DEERFIELD CORP.

By:

Name:
Title:

INDEMNITEE

Signature of Indemnitee

Print or Type Name of Indemnitee

Indemnitee’s Address for Notice